EXHIBIT 10.8

THERMON GROUP HOLDINGS, INC.

STOCK OPTION AGREEMENT

The terms and conditions of the Thermon Group Holdings, Inc. Restricted Stock and Stock Option Plan, effective as of July 28, 2010 (as amended from time to time, including following the date hereof, the “Plan”), are hereby incorporated into this Stock Option Agreement (this “Agreement”) by reference. Capitalized terms not defined herein shall have the meanings specified in the Plan. In the case of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall be controlling. A copy of the Plan, as in effect on the date of this Agreement, is attached hereto as Exhibit A.

In accordance with the Plan, the Board of Directors (the “Board”) of Thermon Group Holdings, Inc. (“Parent”) adopted a resolution granting to you (the “Participant”) a stock option (the “Option”) under the Plan to purchase the number of shares of Class B Common Stock, $0.001 par value, of Parent (“Shares”), specified below, for the exercise price specified below and subject to the terms and conditions set forth in this Agreement and in the Plan. The Option is unvested, subject to vesting as provided in Section 3 of this Agreement. The Option is also subject to the terms and conditions of the Amended and Restated Securityholder Agreement, dated as of April 30, 2010, among Parent and the other parties thereto (as amended from time to time, including following the date hereof, the “Securityholder Agreement”). A copy of the Securityholder Agreement, as in effect on the date of this Agreement, is attached hereto as Exhibit B.

This Agreement describes Participant’s rights with respect to the Option granted to Participant hereby and constitutes a legal agreement between Participant and Parent.

Name of Participant:

Address of Participant:

Date of Grant:

Number of Shares Subject to Option: [    ] Shares in the aggregate.

• [    ] Shares in Tranches I.

• [    ] Shares in Tranche II.

• [    ] Shares in Tranche III.

• [    ] Shares in Tranche IV.

• [    ] Shares in Tranche V.

Exercise Price per Share:         $1,000.00

Type of Option: Non-qualified Stock Option

*    *    *    *     *

By signing in the space provide below, (a) Participant hereby accepts the Option granted hereby and agrees to the terms and provisions of this Agreement and of the Plan, and (b) to the extent Participant has not previously become a party to the Securityholder Agreement, Participant shall hereby become a party to the Securityholder Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Securityholder Agreement as though an original party thereto and as a Securityholder and Manager thereunder.

THERMON GROUP HOLDINGS, INC.

By:
Participant	Name:
Title:

ADDITIONAL TERMS

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Business” means the business activities conducted by or planned to be undertaken by the Company Group while Participant or any Permitted Transferee is a holder of Option Shares or while Participant is employed by the Company Group, including any business involving the design, engineering, manufacture or sale of heat tracing systems (for example, products involving the application of external heat to pipes, vessels, instruments or other equipment for the purposes of freeze protection, process temperature maintenance, environmental monitoring or surface snow and ice melting, heat tracing equipment, heat tracing tubing bundles, and heat tracing control systems), heat tracing system consultation, heat tracing system installation, heat tracing system maintenance and any other products sold or services provided by the Company Group and the provision of related services.

“Cause” means any of the following, as reasonably determined by the Board: (i) the commission by Participant of a felony (or a crime involving moral turpitude); (ii) the theft, conversion, embezzlement or misappropriation by Participant of funds or other assets of the Company Group or any other act of fraud or dishonesty with respect to the Company Group (including acceptance of any bribes or kickbacks or other acts of self-dealing); (iii) the intentional, grossly negligent or unlawful misconduct by Participant that causes harm or embarrassment to the Company Group or exposes the Company Group to a substantial risk of harm or embarrassment; (iv) the violation by Participant of any law regarding employment discrimination or sexual harassment; (v) the failure by Participant to comply with any material policy generally applicable to Company Group employees, which failure is not cured within 30 days after notice to Participant; (vi) the repeated failure by Participant to follow the reasonable directives of any supervisor or the Board, which failure is not cured within 30 days after notice to Participant; (vii) the unauthorized dissemination by Participant of confidential information in violation of Section 7(b) hereof; (viii) any material misrepresentation or materially misleading omission in any resume or other information regarding Participant (including Participant’s work experience, academic credentials, professional affiliations or absence of criminal record) provided by or on behalf of Participant when applying for employment with the Company Group; (ix) the Company Group’s discovery that, prior to Participant’s employment with the Company Group, Participant engaged in conduct of the type described in clauses (i) through (iv) above; or (x) any other material breach by Participant of this Agreement that is not cured within 30 days after notice to Participant.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Group” means Parent and any Subsidiary thereof, collectively and individually.

“Cost” means the amount actually paid by Participant to initially purchase that security; such amount to be equitably adjusted, upward or downward, for splits, dividends and recapitalizations.

“Fair Market Value” means, with respect to Option Shares, the fair market value of such Option Shares as of the last day of the month immediately preceding the month in which Participant’s employment with the Company Group terminates, as determined in good faith by the Board.

“Manager Equity Agreement” means, if applicable, a Manager Equity Agreement among Participant, Parent and the Fund (as defined in the Securityholder Agreement).

“Option Shares” means any Shares issued pursuant to an exercise of the Option (and any successor securities thereto, including pursuant to a stock dividend, a stock split, a recapitalization or like action, or pursuant to a merger, exchange or any reorganization).

“Termination Date” means the last day on which Participant is in the employment of the Company Group or otherwise actively involved in the operation or management of the Business.

2. Term. The term of the Option shall commence on the date hereof and shall terminate as of the close of business on the earliest to occur of (a) the tenth anniversary hereof; (b) the date which is thirty days following the Termination Date if Participant’s employment is terminated by any member of the Company Group without Cause, (c) the date which is 180 days following the Termination Date if Participant’s employment is terminated as a result of Participant’s death or permanent disability, as defined in section 22(e)(3) of the Code (“Disability”), or (d) the Termination Date if Participant’s employment with any member of the Company Group is terminated for any reason not set forth above in this Section 2.

3. Vesting. Subject to the terms of the Plan and this Agreement, the Option shall initially be unvested and shall vest and become exercisable as to all or a portion of the Shares eligible for vesting under each of Tranches I, II, III, IV and V on each of the first, second, third, fourth and fifth anniversaries of the Date of Grant, respectively. The Board, in its discretion, shall determine the portion (if any) of each Tranche that shall become vested based on the attainment of EBITDA targets, strategic initiatives and/or individual goals established by the Board with respect to such Tranche. Any portion of the Shares eligible for vesting under Tranches I, II, III or IV that does not become vested shall be added to the number of Shares eligible for vesting under the next Tranche. Any portion of the Shares eligible for vesting that has not vested as of the seventh anniversary of the Date of Grant (the “Seventh Anniversary”) will become fully vested and exercisable on the Seventh Anniversary, if and only if (i) the Participant has continuously served as an employee of the Company Group from the Date of Grant through the Seventh Anniversary and (ii) the Equity Value (as herein defined) is equal to or greater than two (2) times the value of the aggregate equity investments (including, for the avoidance of doubt, any follow-on equity investments) in Parent. In addition, any portion of the Shares eligible to vest that has not yet vested at the time of a Sale of the Company or initial Public Offering (each, as defined in the Securityholder Agreement) shall vest and become exercisable immediately prior to the consummation of the Sale of the Company or initial Public Offering (as the case may be). For purposes of this Agreement:

(a) “Adjusted EBITDA” shall mean the earnings of the Company Group before interest expense, interest income, taxes, depreciation and amortization determined in accordance with GAAP. Notwithstanding the foregoing, Adjusted EBITDA shall not reflect any of the following: (i) one-time non-recurring items that are unrelated to the ongoing business of the Company Group; (ii) extraordinary losses or gains as determined under GAAP; and (iii) the amount of any management fees payable to CHS Management V LP, Thompson Street Capital Manager LLC, Crown Investment Series LLC—Series 4, Star Investment Series LLC—Series 1, or any of their Affiliates.

(b) “Equity Value” shall mean the aggregate fair value of Parent’s outstanding equity securities as of the Seventh Anniversary, determined in good faith by the Board on the basis of the following formula: six and one half (6.5) times the Adjusted EBITDA (as herein defined) for the twelve (12) month period ending on the last day of the month ending immediately prior to the Seventh Anniversary, minus the Indebtedness (as herein defined) as of the date of the determination of Equity Value, plus cash and cash equivalents determined in accordance with generally accepted accounting principles, consistently applied (“GAAP”), and minus the Option Amount (as herein defined).

(c) “Indebtedness” shall mean, as of any date, without duplication, the outstanding principal amount of, accrued and unpaid interest on and other payment obligations (including any fees and penalties) arising under any obligations of the Company Group for (i) all indebtedness for borrowed money owed by the Company Group, whether secured or unsecured, (ii) indebtedness evidenced by any note, bond, debenture or other debt security, (iii) letters of credit, issued for the account of the Company Group, (iv) obligations under leases required in accordance with GAAP to be recorded as capital leases, (v) any obligation for the deferred purchase price of property or services, including all earn-out and other contingent payment obligations (other than trade payables and other current liabilities incurred in the ordinary course of business), (vi) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vii) all indebtedness for borrowed money secured by a purchase money mortgage or lien, and (viii) all indebtedness for borrowed money of any other Persons which is directly or indirectly guaranteed by the Company Group.

(d) “Option Amount” shall mean an amount equal to the excess of (i) the Equity Value (determined prior to any reduction resulting from the Option Amount) multiplied by a fraction, the numerator of which is the total number of shares of common stock issuable upon exercise of all options, warrants and other securities convertible into or exercisable for Parent’s common stock (collectively the “Exercisable Options”), and the denominator of which is the total number of shares of common stock determined on a fully diluted basis assuming that all such Exercisable Options are exercised, over (ii) the aggregate amount required to be paid to exercise such Exercisable Options.

In the event Participant’s employment with any member of the Company Group is terminated or ends for any reason, the portion of the Option that is unvested at such time shall, automatically and without any further action by Participant or any member of the Company Group, be forfeited immediately. The Option is initially unvested and shall become vested and exercisable only when and to the extent provided in this Section 3.

4. No Right to Employment. Nothing contained herein shall be construed to confer on Participant any right to be retained in the employ of the Company Group or to diminish any right of the Company Group to dismiss Participant from employment, free from any liability, or any claim under this Agreement or the Plan, unless otherwise expressly provided in the Plan or in this Agreement.

5. Method of Exercise. The Option may be exercised to the extent of all or any part thereof that has vested (except as to fractional Shares) upon the terms and conditions of the Plan and of this Agreement (including Section 3 hereof). There are no limitations on the number of times this Option may be exercised, but no more than the total number of Shares subject to the Option, as specified on page 1, can be purchased pursuant to this Option. To exercise the Option, Participant, or in the case of Participant’s death, Participant’s personal representative, must provide written notice (in the form of Exhibit C attached hereto) to Thermon Group Holdings, Inc., c/o CHS Private Equity V L.P., 10 South Wacker Drive, Suite 3175, Chicago, Illinois 60606, Attention: Daniel J. Hennessy and Marcus J. George, stating the number of Shares with respect to which the Option is being exercised and tendering payment for the full purchase price of such Shares. The notice must be delivered by hand, by local messenger or by reputable overnight courier. The purchase price must be paid in cash or by check unless, at the time of exercise, the Board agrees to accept other Shares, the retention of Shares which would otherwise be issued upon exercise or a combination of the foregoing, or such other means as the Board determines.

6. Call Options. If Participant is a party to a Manager Equity Agreement and the terms thereof conflict with the provisions of this Section 6, the provisions of this Section 6 shall control.

(a) Generally. If Participant’s employment with the Company Group ends for any reason, then:

(i) Parent has an option (the “Repurchase Option”) to purchase all or any portion of the Option Shares. In order to exercise the Repurchase Option, Parent must give notice to Participant and the Fund no later than ninety (90) days after the later to occur of the Termination Date or, in the case of Option Shares issued pursuant to the exercise of Options after the Termination Date, the date on which such Option Shares are issued.

(ii) If for any reason Parent does not elect to purchase all of the Option Shares, then the Fund (and/or its designee) has the option to purchase all or any portion of the remaining Option Shares. In order for the Fund to exercise its option, the Fund must give notice to Participant and Parent no later than one hundred twenty (120) days after the later to occur of the Termination Date or, in the case of Option Shares issued pursuant to the exercise of Options after the Termination Date, the date on which such Option Shares are issued.

(b) Purchase Price. The purchase price for any Option Shares purchased pursuant to Section 6(a) is determined as follows:

(i) if the Company Group terminates Participant’s employment without Cause, or if Participant’s employment ends due to Participant’s death or Disability, the purchase price shall be the Fair Market Value of those Option Shares; or

(ii) if Participant’s employment ends for any other reason, the purchase price shall be the lower of the Fair Market Value or the Cost of those Option Shares.

(c) Manner of Payment.

(i) The purchase price for the Option Shares purchased pursuant to Section 6(a) may be paid at the Closing (as defined in Section 6(d)) by one or more of the following methods: in cash, by check, by wire transfer of immediately available funds, by setoff or recoupment against any amounts owed by Participant or any Permitted Transferee (as defined in the Securityholder Agreement) to the purchaser or its Affiliates or by delivery of one or more Repurchase Notes. “Repurchase Note” means an unsecured, subordinated promissory note in the form attached hereto as Exhibit D, with such additional terms (including subordination provisions) as may be required by any lender of the Company Group.

(ii) Notwithstanding the foregoing, if any payment (whether at Closing or pursuant to a Repurchase Note) would violate any loan agreement with a lender of the Company Group or applicable law, then the price will be paid in a manner that does not violate the loan agreement or applicable law (including by the issuance of a Repurchase Note).

(d) The Closing. The closing for a purchase of any Option Shares by Parent or the Fund (and/or its designee) under this Section 6 (a “Closing”) shall take place at a place, time and date specified by the purchaser in a written notice given to Participant at least three (3) days before the Closing. The notice must specify a Closing date that is a business day not later than ninety (90) days after Participant’s employment ends or, in the case of Option Shares issued pursuant to the exercise of Options after the Termination Date, the date on which such Shares are issued. At the Closing, each Person (as defined in the Plan) selling securities must deliver to the purchaser of those securities (i) one or more certificates evidencing all of the securities being sold, duly endorsed for transfer or accompanied by an assignment separate from certificate (except for any security for which the issuer has never issued any certificate), (ii) customary written representations and warranties as to ownership, title (free and clear of all liens, claims and encumbrances), power and authority to sell, and the like, and (iii) any other documentation that the purchaser reasonably requests in connection with the purchase.

(e) Failure to Make Deliveries. Without limitation of any remedies, if for any reason a Person required to sell securities under this Section 6 does not make all required deliveries with respect to those securities (including instruments of assignment and any certificates) to the purchaser on the scheduled Closing date in accordance with the terms of this Agreement, then, as of that date: (i) those securities will be treated as if they had been sold to the purchaser, (ii) any certificates evidencing those securities that are issued in the name of the seller or the seller’s predecessor in interest will be treated as being canceled, and (iii) the seller’s only right, in connection with those securities, will be to receive the purchase price without interest.

(f) Remedies. The purchase rights in this Section 6 do not limit any remedies otherwise available to Parent or the Fund.

7. Restrictive Covenants.

(a) Inducement to Parent. Participant hereby acknowledges and agrees (i) the following covenants are commercially reasonable and reasonably necessary to protect the Company Group’s legitimate business interests without unduly restricting Participant’s post-employment remunerative opportunities causing Participant any hardship and (ii) Participant’s covenants under this Section 7 are a material inducement to Parent to enter into this Agreement and issue the Option, and that Parent would not do so in the absence of such covenants by Participant.

(b) Confidential Information. The Company Group’s employment of Participant has resulted and will result in Participant’s exposure and access to confidential and proprietary information, including the Company Group’s formulas, processes, administration and accounting systems, computer software, customer lists, vendor lists, due diligence files, financial information, technology, business strategies, business track record, and personal information about the Company Group’s owners, directors, officers, and employees which Participant did not have access to prior to his or her employment with the Company Group and which information is of great value to the Company Group, their owners, directors, officers, and employees. Participant shall not, other than on the Company Group’s behalf, at any time during Participant’s employment with the Company Group and thereafter, make available, divulge, disclose, or communicate in any manner whatsoever to anyone including, but not limited to, any person, firm, corporation, investor, member of the media, or entity, any such confidential or proprietary information, or use any such confidential or proprietary information for any purpose other than on the Company Group’s behalf, unless authorized to do so in writing by the Chairman of the Board, required by law or court order, or such information has become publicly available other than by reason of a breach by Participant of this Section 7(b) or of another individual’s or entity’s violation of an obligation not to disclose such information, which obligation is known to Participant. Should Participant be required by law or court order to disclose such confidential or proprietary information, Participant shall give the Chairman of the Board reasonable notice so as to allow the Company Group sufficient opportunity to challenge such application of the law or court order, or to otherwise attempt to limit the scope of such disclosure. This Agreement applies to all confidential and proprietary information of the Company Group, regardless of when such information is or was disclosed to Participant.

(c) Non-Competition; Non-Solicitation. During Participant’s employment with the Company Group and for a period of two (2) years thereafter Participant shall not, directly or indirectly, other than on the Company Group’s behalf:

(i) Engage in any capacity in the Business in the continental United States or in any other geographic area where the Company Group manufactures, markets, distributes or sells its products or renders services within the twenty-four (24) month period ending on the Termination Date, including as an owner, employee, partner, investor, or independent contractor, provided that nothing in this Section 7(c) shall prevent Manager from owning less than five percent (5%) of any class of publicly traded securities of any such business so long as such investment is passive and Participant has no other involvement with the issuer of such securities

(ii) Induce or assist in the inducement of any employee or independent contractor, including sales representatives or agents, to terminate or otherwise limit their relationship with the Company Group; or

(iii) Solicit any customer or potential customer of the Company Group with respect to the Business. For purposes of this Section 7(c)(iii), a customer means any individual or entity to which the Company Group sold products or services within the twenty-four (24) month period immediately preceding the Termination Date. For purposes of this Section 7(c)(iii), potential customer means any individual or entity to which the Company Group solicited in writing within the twelve (12) month period that immediately preceded the Termination Date.

(d) Non-Disparagement. At no time shall Participant, directly or indirectly, make (or cause to be made) to any Person any disparaging, derogatory or other negative or false statement about or with respect to the Company Group (including its products, services, policies, practices, operations, employees, sales representatives, agents, officers, members, managers, partners or directors).

(e) Patents, Copyrights, Trademarks and Other Property Rights. Any and all inventions, improvements, discoveries, formulas, technology, business strategies, management, administration, and accounting systems, processes, and computer software relating to the Company Group’s business (whether or not patentable), discovered, developed, or learned by Participant during his or her employment with the Company Group are the sole and absolute property of the Company Group and are “works made for hire” as that term is defined in the copyright laws of the United States. The Company Group is the sole and absolute owner of all patents, copyrights, trademarks, and other property rights to those items and Participant will fully assist the Company Group, at the Company Group’s cost and expense, to obtain the patents, copyrights, trademarks, or other property rights to all such inventions, improvements, discoveries, formulas, technology, business strategies, management, administration, and accounting systems, processes, or computer software. Participant has been notified by the Company Group and understands that the foregoing provisions of this Section 7(e) do not apply to an invention for which no equipment, supplies, facilities, confidential, proprietary, or trade secret information of the Company Group was used and which was developed entirely on Participant’s own time, unless the invention: (i) relates directly to the business of the Company Group; (ii) relates directly to the Company Group’s actual or demonstrably anticipated research and development, or (iii) results from any work performed by Participant for the Company Group.

(f) Scope of Covenants. Participant hereby acknowledges and agrees that the covenants and the territorial, time, activity and other limitations set forth in this Section 7 (or the lack thereof, as the case may be) are commercially reasonable and are properly required to protect the Company Group and its members’ respective businesses. If any such territorial, time or activity limitation (or the lack thereof) is determined to be unreasonable or otherwise unenforceable by a court or other tribunal or competent jurisdiction, the parties agree to the reduction of such territorial, time or activity limitations (including the imposition of such a limitation if it is missing) to such an area, period, scope of activity or other limitation as said court or other tribunal shall deem reasonable and enforceable under the circumstances. Also, if any member of the Company Group seeks partial enforcement of this Section 7 as to only a territory, time, scope of activity or other limitation that is reasonable, then such member of the Company Group shall be entitled to such reasonable partial enforcement. If such reduction or (if any member of the Company Group seeks partial enforcement) such partial enforcement is not possible, or if a court or other tribunal of competent jurisdiction declines for any or no reason to grant such reduction or partial enforcement, as applicable, then the unenforceable provision or portion thereof shall be severed as provided in Section 8, without affecting the remaining provisions of this Agreement.

(g) Tolling. The period of time in which Participant is required to act, or refrain from acting, pursuant to this Section 7 shall be tolled (shall not run) for so long as Participant is in breach of any of Participant’s obligations hereunder.

8. Severability. If any provision of this Agreement or portion thereof is determined by a court to be unenforceable in any jurisdiction, then (for purposes of such jurisdiction) that provision or portion thereof shall be struck from this Agreement, without affecting the enforceability of the remainder of this Agreement.

9. Limits on Assignment and Transferability. The Option and all rights hereunder are not assignable, alienable, saleable or transferable by Participant other than by will or by the laws of descent and distribution, and the Option, and each right hereunder, shall be exercisable during Participant’s lifetime only by Participant or, if permissible under applicable law, by Participant’s guardian or legal representative.

10. Tax Withholding. The Company Group may withhold, or allow the Participant to remit in cash to the Company Group, any Federal, state or local taxes applicable to any grant, exercise, vesting, distribution or other event giving rise to income tax liability.

11. Exercise Conditioned on Compliance with Certain Laws. Anything in this Agreement to the contrary notwithstanding, in no event may the Option be exercisable if Parent shall, at any time and in its sole discretion, determine that (a) the listing, registration or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or (b) the consent or approval of any governmental or regulatory body, is in either case necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to Parent. Pending effectiveness, the exercise price shall be returned to Participant, and so long as such exercise shall be held in abeyance, the Option shall, to the extent permitted under Section 409A of the Code, remain exercisable subject to this Section 11 notwithstanding any termination or expiration thereof that might otherwise occur under the Option.

12. Restrictions on Transfer, Etc. All certificates for Shares or other securities of Parent delivered under the Plan pursuant to the Option or the exercise thereof shall be subject to stop transfer orders and other restrictions as the Board may deem advisable under the Plan, or the rules, regulations and other restrictions of the Securities and Exchange Commission and any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13. No Prior Restrictions or Violations. Participant covenants, represents and warrants to each of the Company Group members that Participant: (a) is free to enter into employment arrangements with and to be employed or otherwise perform services for the Company Group members; (b) shall not disclose to any of the Company Group members or use any former employer’s or other person’s confidential information; (c) has returned and will not use any former employer’s or other person’s property (electronic or otherwise); and (d) is not a party to or bound by any contract, restrictive covenant, order, judgment or other obligation preventing full performance of Participant’s duties to the Company Group.

14. No Representations or Warranties. Parent makes no representations or warranties as to the income, estate or other tax consequences to Participant of the grant or exercise of the Option or the sale or other disposition of the Shares acquired pursuant to the exercise thereof.

15. Governing Law; Successors and Assigns. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware and applicable federal law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted assigns.

16. Entire Agreement. This Agreement, the Plan and the Securityholder Agreement constitute the entire agreement and understanding between the parties with respect to the grant of options to Participant and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to option grants. The Board may amend this Agreement in its sole discretion in such manner as it deems necessary or appropriate to comply with the requirements of Section 409A of the Code and applicable regulations.

Exhibit A

Copy of the Plan

[SEE ATTACHED]

Exhibit B

Copy of Securityholder Agreement

[SEE ATTACHED]

Exhibit C

Thermon Group Holdings, Inc.

c/o CHS Private Equity V L.P.

10 South Wacker Drive

Suite 3175

Chicago, Illinois, 60606

Attn: Marcus J. George and Daniel J. Hennessy

Facsimile: (312) 876-3854

NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION

I hereby give notice of my election to exercise, to the extent stated below, the nonqualified stock option (“Option”) granted to me on July     , 2010 to purchase              shares of Class B Common Stock, par value $.001 per share, of Thermon Group Holdings, Inc. (“Shares”) at a price of $1,000.00 per Share, pursuant to the Thermon Group Holdings, Inc. Restricted Stock and Stock Option Plan (“Option Plan”). I hereby elect to exercise such Option to the extent of              Shares. Payment in the amount of $         equal to the full purchase price of such Shares is enclosed.

Dated:

(Signature)

(Name Printed)

(Address)

(City, State, Zip Code)

(Social Security Number)

THIS DOCUMENT IS TO BE USED TO EXERCISE YOUR STOCK OPTIONS IN ACCORDANCE WITH PARAGRAPH 5 OF THE THERMON GROUP HOLDINGS, INC. STOCK OPTION AGREEMENT.

EXHIBIT D

THIS REPURCHASE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”) AND MAY NOT SOLD UNLESS IT IS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

{Subordination legend – cross reference to subordination / intercreditor agreement – TO BE COMPLETED IF APPLICABLE}

REPURCHASE NOTE

[$ ]	, 20

FOR VALUE RECEIVED, the undersigned Thermon Group Holdings, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to [                    ] (the “Payee”) the principal sum of [                    ] ($                    ), together with interest thereon at the rate and times set forth in this Note.

Principal Payments. The entire principal amount of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on the third anniversary of the date hereof.

Interest. The unpaid principal hereunder shall bear interest at rate per annum equal to eight percent (8%), payable annually on each anniversary of the date of this Note. The amount of interest payable hereunder shall not, however, exceed the maximum amount of interest allowed by applicable law.

Prepayment. Maker shall have the right to prepay, in whole or in part, at any time or from time to time, without premium or penalty, the principal amount of this Note, together with accrued and unpaid interest thereon through the date of payment.

Miscellaneous. All payments hereunder shall be applied first to accrued and unpaid interest and thereafter to principal. Maker hereby waives any and all presentment (including presentment for payment or acceptance), demand, protest and notice (including notice of protest, dishonor or nonpayment) in connection with the enforcement of this Note. This Note is subject to the terms of the Stock Option Agreement dated as of July     , 2010 by and among Payee and Maker. This Note may not be assigned or transferred (including voluntarily, involuntarily or for collateral purposes) in any way without the prior written consent of the Maker. This Note shall be governed by the internal laws of the State of Delaware, without application of any conflict of law principle that would make the law of any other jurisdiction applicable. If any dispute regarding the enforcement of this Note is litigated, then the prevailing party in such litigation shall be entitled to be paid (by the non-prevailing party) all reasonable costs and expenses incurred by the prevailing party in such litigation, including reasonable attorneys fees. As used herein, the term “including” shall be deemed to be followed by the words “without limitation”.

THERMON GROUP HOLDINGS, INC.

By:
Name:
Title: